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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-46699), Form S-3 (No. 333-48555) and Form S-3 (No. 333-52879) of American Industrial Properties REIT of our report dated August 31, 1998 relating to the statement of revenue and certain expenses of The Norfolk Commerce Park Properties which appear in the Current Report on Form 8-K of American Industrial Properties REIT dated July 30, 1998.




/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
October 23, 1998